EXHIBIT

3.1

_________________________________________________________________________

Amended and Restated Articles of Incorporation of Groovy Company, Inc.

Groovy Company, Inc. (GROO)  |  Annual Report on Form 10-K  |  Fiscal Year Ended December 31, 2025

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

GROOVY COMPANY, INC.

d/b/a OTCM Protocol

A Wyoming Corporation

_________________________________________________________________________

CONFIDENTIAL

January 2026

_________________________________________________________________________

The undersigned, being the duly authorized officer of Groovy Company, Inc., a Wyoming corporation (the "Corporation"), hereby certifies that the following Amended and Restated Articles of Incorporation were duly adopted by the Board of Directors and approved by the requisite vote of the stockholders of the Corporation in accordance with Sections 17-16-1001 through 17-16-1007 of the Wyoming Business Corporation Act:

_________________________________________________________________________

ARTICLE I: NAME

The name of the Corporation is Groovy Company, Inc., doing business as OTCM Protocol.

_________________________________________________________________________

ARTICLE II: REGISTERED OFFICE AND AGENT

2.1 Registered Office

The registered office of the Corporation in the State of Wyoming is located at:

Registered Agents Inc

30 N Gould St Ste R

Sheridan, WY 82801 USA

2.2 Registered Agent

The name of the registered agent at such address is:

Registered Agents Inc

30 N Gould St Ste R

Sheridan, WY 82801 USA

2.3 Principal Office

The principal office of the Corporation shall be located at such place as the Board of Directors may designate from time to time. The Corporation may have other offices as the Board of Directors may designate or as the business of the Corporation may require.

_________________________________________________________________________

ARTICLE III: PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Wyoming Business Corporation Act, including but not limited to:

(a) The development and operation of blockchain-based securities tokenization infrastructure;

(b) The operation of the OTCM Protocol and ST22 platform;

(c) The provision of transfer agent services for digital securities;

(d) The issuance and management of security tokens;

(e) Technology development related to blockchain, smart contracts, and digital assets; and

(f) Any and all activities incidental or related to the foregoing.

_________________________________________________________________________

ARTICLE IV: DURATION

The Corporation shall have perpetual existence.

_________________________________________________________________________

ARTICLE V: CAPITAL STRUCTURE

5.1 Authorized Capital Stock

The total number of shares of capital stock which the Corporation shall have authority to issue is Ten Billion Seven Hundred Seventy-Five Million (10,775,000,000) shares, consisting of:

Class	Series	Authorized Shares	Par Value
Common Stock	--	100,000,000	$0.00001
Preferred Stock	Series A	100,000,000	$0.001
Preferred Stock	Series B	200,000,000	$0.001
Preferred Stock	Series C	200,000,000	$0.001
Preferred Stock	Series S	200,000,000	$0.001
Preferred Stock	Series M	1,000,000,000	$0.0001

5.2 Common Stock

The rights, preferences, privileges, and restrictions of the Common Stock are as set forth in the Certificate of Designation attached hereto as Exhibit A.

5.3 Preferred Stock

The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a Certificate of Designation pursuant to the Wyoming Business Corporation Act, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

The rights, preferences, privileges, and restrictions of each series of Preferred Stock are as set forth in the Certificates of Designation attached hereto as follows:

•Exhibit B: Certificate of Designation - Series A Preferred Stock

•Exhibit C: Certificate of Designation - Series B Preferred Stock

•Exhibit D: Certificate of Designation - Series C Preferred Stock

•Exhibit E: Certificate of Designation - Series S Preferred Stock

•Exhibit F: Certificate of Designation - Series M Preferred Stock

_________________________________________________________________________

ARTICLE VI: BOARD OF DIRECTORS

6.1 Powers

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

6.2 Number of Directors

The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but shall be no fewer than one (1) and no more than fifteen (15).

6.3 Election

Directors shall be elected at the annual meeting of stockholders. Each director shall hold office until the next annual meeting and until such director's successor is elected and qualified, or until such director's earlier death, resignation, or removal.

6.4 Removal

Any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the outstanding shares entitled to vote for the election of directors.

6.5 Vacancies

Any vacancy on the Board of Directors, however occurring, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

_________________________________________________________________________

ARTICLE VII: LIMITATION OF LIABILITY

7.1 Director Liability

To the fullest extent permitted by the Wyoming Business Corporation Act as it now exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

7.2 Effect of Amendment

Any amendment, repeal, or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal, or modification with respect to acts or omissions occurring prior to such amendment, repeal, or modification.

_________________________________________________________________________

ARTICLE VIII: INDEMNIFICATION

8.1 Right to Indemnification

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

8.2 Advancement of Expenses

The Corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided that the payment of expenses in advance shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified.

8.3 Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation against any liability asserted against such person and incurred by such person in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII.

_________________________________________________________________________

ARTICLE IX: AMENDMENTS

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

_________________________________________________________________________

ARTICLE X: INCORPORATOR

The name and address of the incorporator is:

Groovy Company

12 Daniel East Rd

Fairfield, New Jersey 07004

SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation as of January 31, 2026.

GROOVY COMPANY, INC. d/b/a OTCM PROTOCOL

By: /s/ Berj Abajian Name: Berj Abajian Title: Chief Executive Officer	By: /s/ Franjose Yglesias Name: Franjose Yglesias Title: Chief Technology Officer

_________________________________________________________________________

EXHIBIT A: CERTIFICATE OF DESIGNATION

COMMON STOCK

GROOVY COMPANY, INC. d/b/a OTCM Protocol

_________________________________________________________________________

Pursuant to Section 17-16-602 of the Wyoming Business Corporation Act, Groovy Company, Inc., a Wyoming corporation (the "Corporation"), hereby certifies as follows:

1. DESIGNATION AND AMOUNT

The designation of this class of stock is "Common Stock." The total number of shares of Common Stock which the Corporation is authorized to issue is Five Hundred Million (500,000,000) shares, with a par value of $0.001 per share.

2. VOTING RIGHTS

(a) General Voting Rights. Except as otherwise required by law, the holders of Common Stock shall have no voting rights.

(b) Statutory Voting Rights. The holders of Common Stock shall have only such voting rights as are minimally required by the Wyoming Business Corporation Act.

3. DIVIDENDS

Subject to the prior rights of holders of all classes and series of Preferred Stock, the holders of Common Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

4. LIQUIDATION

Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the holders of Common Stock shall be entitled to receive all remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

5. NO PREEMPTIVE RIGHTS

The holders of Common Stock shall have no preemptive, subscription, or similar rights.

6. NO CONVERSION RIGHTS

The Common Stock shall not be convertible into any other class or series of stock of the Corporation.

7. NO REDEMPTION

The Common Stock shall not be redeemable.

_________________________________________________________________________

EXHIBIT B: CERTIFICATE OF DESIGNATION

SERIES A PREFERRED STOCK

GROOVY COMPANY, INC. d/b/a OTCM Protocol

_________________________________________________________________________

Pursuant to Section 17-16-602 of the Wyoming Business Corporation Act, Groovy Company, Inc., a Wyoming corporation (the "Corporation"), hereby certifies as follows:

1. DESIGNATION AND AMOUNT

The designation of this series of Preferred Stock is "Series A Preferred Stock." The total number of shares of Series A Preferred Stock which the Corporation is authorized to issue is One Hundred Million (100,000,000) shares, with a par value of $0.001 per share.

2. RANKING

The Series A Preferred Stock shall rank senior to the Common Stock and all other series of Preferred Stock with respect to dividends, distributions, and liquidation.

3. VOTING RIGHTS

(a) Voting Power. Each share of Series A Preferred Stock shall be entitled to one hundred (100) votes on all matters submitted to a vote of stockholders of the Corporation.

(b) Exclusive Voting Control. The Series A Preferred Stock shall constitute the permanent voting control block of the Corporation. Except as minimally required by the Wyoming Business Corporation Act, only Series A Preferred Stock shall have voting rights.

(c) Class Voting. In addition to any other vote required by law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66.67%) of the outstanding shares of Series A Preferred Stock, voting as a separate class, shall be required for:

(i) Any amendment to the Articles of Incorporation or Bylaws that would adversely affect the rights, preferences, or privileges of the Series A Preferred Stock;

(ii) The creation or authorization of any class or series of stock ranking senior to or on parity with the Series A Preferred Stock;

(iii) Any increase in the authorized number of shares of Series A Preferred Stock;

(iv) Any Change of Control of the Corporation;

(v) The sale of all or substantially all of the assets of the Corporation;

(vi) Any merger, consolidation, or similar transaction;

(vii) The incurrence of debt in excess of $500,000 in a single transaction or series of related transactions;

(viii) Any material change in the nature of the Corporation's business; or

(ix) The appointment or removal of the Chief Executive Officer.

(d) Unanimous Consent. The affirmative vote of all holders of outstanding Series A Preferred Stock shall be required for:

(i) Any modification to the non-convertibility of the Series A Preferred Stock;

(ii) Any modification to the voting rights of the Series A Preferred Stock;

(iii) Any issuance of additional Series A Preferred Stock beyond the initially authorized 100,000,000 shares; or

(iv) The removal of any director designated by a Series A Preferred Stockholder.

4. DIVIDENDS

(a) Preferential Dividends. The holders of Series A Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, preferential dividends prior to any dividends on Common Stock or any other series of Preferred Stock.

(b) Participation. After payment of any preferential dividends, the holders of Series A Preferred Stock shall be entitled to participate pro rata in any additional dividends declared on Common Stock.

5. LIQUIDATION

(a) Liquidation Preference. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution to holders of Common Stock or any other series of Preferred Stock, an amount equal to the greater of:

(i) $0.01 per share (the "Liquidation Preference"), plus all declared but unpaid dividends; or

(ii) Such amount per share as would have been payable had all shares of Series A Preferred Stock been converted to Common Stock immediately prior to such liquidation (on a hypothetical 1:1 basis for calculation purposes only).

(b) Remaining Assets. After payment of the full Liquidation Preference, the holders of Series A Preferred Stock shall participate pro rata with the holders of Common Stock in any remaining assets.

6. NON-CONVERTIBILITY

THE SERIES A PREFERRED STOCK IS NOT CONVERTIBLE INTO COMMON STOCK OR ANY OTHER CLASS OR SERIES OF STOCK OF THE CORPORATION.

The non-convertibility of the Series A Preferred Stock is a fundamental characteristic that cannot be modified, amended, or waived under any circumstances, except by the unanimous written consent of all holders of Series A Preferred Stock.

7. NO REDEMPTION

The Series A Preferred Stock shall not be redeemable by the Corporation.

8. ANTI-DILUTION PROTECTION

(a) Stock Splits. If the Corporation at any time subdivides, by stock split or otherwise, its outstanding Common Stock into a greater number of shares, the voting power of the Series A Preferred Stock shall be proportionately increased.

(b) Reverse Splits. If the Corporation at any time combines its outstanding Common Stock into a smaller number of shares, the voting power of the Series A Preferred Stock shall be proportionately decreased.

(c) Adjustment Mechanism. The 100:1 voting ratio shall be adjusted proportionately for any stock split, reverse stock split, stock dividend, or similar recapitalization affecting the Common Stock.

9. PREEMPTIVE RIGHTS

The holders of Series A Preferred Stock shall have preemptive rights to purchase their pro rata share of any new issuance of Equity Securities of the Corporation.

10. PROTECTIVE PROVISIONS

So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the prior written consent of the holders of at least sixty-six and two-thirds percent (66.67%) of the outstanding Series A Preferred Stock:

(a) Alter or change the rights, preferences, or privileges of the Series A Preferred Stock;

(b) Increase or decrease the authorized number of shares of Series A Preferred Stock;

(c) Create or issue any class or series of stock having rights, preferences, or privileges senior to or on parity with the Series A Preferred Stock;

(d) Effect any Change of Control, merger, consolidation, or sale of all or substantially all assets;

(e) Amend the Articles of Incorporation or Bylaws in any manner that adversely affects the Series A Preferred Stock;

(f) Declare or pay dividends on any other class of stock while any declared dividends on Series A Preferred Stock remain unpaid;

(g) Redeem, purchase, or otherwise acquire any shares of Common Stock or other Preferred Stock; or

(h) Increase or decrease the size of the Board of Directors.

_________________________________________________________________________

EXHIBIT C: CERTIFICATE OF DESIGNATION

SERIES B PREFERRED STOCK

GROOVY COMPANY, INC. d/b/a OTCM Protocol

_________________________________________________________________________

Pursuant to Section 17-16-602 of the Wyoming Business Corporation Act, Groovy Company, Inc., a Wyoming corporation (the "Corporation"), hereby certifies as follows:

1. DESIGNATION AND AMOUNT

The designation of this series of Preferred Stock is "Series B Preferred Stock." The total number of shares of Series B Preferred Stock which the Corporation is authorized to issue is Fifty Million (200,000,000) shares, with a par value of $0.001 per share.

2. RANKING

The Series B Preferred Stock shall rank junior to Series A Preferred Stock and senior to Common Stock with respect to dividends, distributions, and liquidation.

3. VOTING RIGHTS

(a) No Voting Rights. The holders of Series B Preferred Stock shall have no voting rights, except as minimally required by the Wyoming Business Corporation Act.

(b) Statutory Voting Rights. The holders of Series B Preferred Stock shall have only such voting rights as are required by law for matters that directly and adversely affect the Series B Preferred Stock as a class.

4. DESIGNATED USES

The Series B Preferred Stock may be issued by the Board of Directors for the following purposes:

(a) Compensation for C-Level executives in lieu of cash salary or bonus;

(b) Compensation for members of the Board of Directors;

(c) Compensation for advisors and consultants;

(d) Employee equity incentive programs; and

(e) Such other corporate purposes as the Board of Directors may determine.

5. DIVIDENDS

(a) Dividend Rights. The holders of Series B Preferred Stock shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, out of funds legally available therefor.

(b) Priority. Dividends on Series B Preferred Stock shall be paid after dividends on Series A Preferred Stock but before dividends on Common Stock.

6. LIQUIDATION

Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive, after payment to holders of Series A Preferred Stock but before any distribution to holders of Common Stock, an amount equal to $0.001 per share plus any declared but unpaid dividends.

7. CONVERSION

(a) Voluntary Conversion. Conversion of Series B Preferred Stock to Common Stock is entirely voluntary. No holder of Series B Preferred Stock is obligated to convert their shares. Holders may elect to hold their Series B Preferred Stock indefinitely.

(b) Conversion Rate. The conversion rate of Series B Preferred Stock to Common Stock shall be determined by the Board of Directors and evaluated every ninety (90) days. The Board may adjust the conversion rate at its discretion, subject to the limitation in Section 7(c).

(c) Conversion Limitation (Rule 144 Compliance). Regardless of the conversion rate set by the Board, the maximum amount of Common Stock that may be issued upon conversion of Series B Preferred Stock shall not exceed one percent (1%) of the total issued and outstanding Common Stock at the time of conversion, per ninety (90) day period.

(d) Board Approval Required. All conversions of Series B Preferred Stock to Common Stock require prior approval by the Board of Directors, which shall determine:

(i) The applicable conversion rate; and

(ii) The number of Series B shares to be converted in each instance.

(e) Holding Period. Series B Preferred Stock is a restricted security. No conversion or transfer shall be permitted until the expiration of a minimum six (6) month holding period from the date of issuance, pursuant to SEC Rule 144.

(f) Volume Limitation. All conversions and subsequent sales of Common Stock derived from Series B conversion are subject to the volume limitations of Rule 144.

(g) Conversion Procedures. To convert Series B Preferred Stock, the holder shall:

(i) Submit a written request to the Corporation specifying the number of shares to be converted;

(ii) Await Board approval of the conversion rate and number of shares;

(iii) Surrender the certificate(s) representing the Series B shares to be converted; and

(iv) Receive certificate(s) for the Common Stock issuable upon such conversion.

(h) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion. In lieu thereof, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock.

8. NO PREEMPTIVE RIGHTS

The holders of Series B Preferred Stock shall have no preemptive, subscription, or similar rights.

9. NO REDEMPTION

The Series B Preferred Stock shall not be redeemable by the Corporation, except as may be agreed in individual grant agreements.

10. TRANSFER RESTRICTIONS

(a) Securities Law Restrictions. All shares of Series B Preferred Stock are restricted securities under the Securities Act of 1933 and may not be transferred except in compliance with applicable securities laws.

(b) Legends. All certificates representing Series B Preferred Stock shall bear appropriate restrictive legends.

_________________________________________________________________________

EXHIBIT D: CERTIFICATE OF DESIGNATION

SERIES C PREFERRED STOCK

GROOVY COMPANY, INC. d/b/a OTCM Protocol

_________________________________________________________________________

Pursuant to Section 17-16-602 of the Wyoming Business Corporation Act, Groovy Company, Inc., a Wyoming corporation (the "Corporation"), hereby certifies as follows:

1. DESIGNATION AND AMOUNT

The designation of this series of Preferred Stock is "Series C Preferred Stock." The total number of shares of Series C Preferred Stock which the Corporation is authorized to issue is One Hundred Million (200,000,000) shares, with a par value of $0.001 per share.

2. RANKING

The Series C Preferred Stock shall rank junior to Series A Preferred Stock and Series B Preferred Stock, and senior to Common Stock, with respect to dividends, distributions, and liquidation.

3. VOTING RIGHTS

(a) No Voting Rights. The holders of Series C Preferred Stock shall have no voting rights, except as minimally required by the Wyoming Business Corporation Act.

4. DESIGNATED USES

The Series C Preferred Stock may be issued by the Board of Directors for the following purposes:

(a) Mergers and acquisitions consideration;

(b) Regulation A (Reg-A) offerings;

(c) Strategic investments; and

(d) Such other corporate purposes as the Board of Directors may determine.

5. DIVIDENDS

The holders of Series C Preferred Stock shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, after payment of dividends on Series A and Series B Preferred Stock.

6. LIQUIDATION

Upon any liquidation, dissolution, or winding up of the Corporation, the holders of Series C Preferred Stock shall be entitled to receive, after payment to holders of Series A and Series B Preferred Stock but before any distribution to holders of Common Stock, an amount equal to $0.001 per share plus any declared but unpaid dividends.

7. CONVERSION

(a) Conversion Rate. Each share of Series C Preferred Stock shall be convertible into shares of Common Stock at a conversion rate of 1:2 (one share of Series C Preferred Stock converts to two shares of Common Stock), subject to adjustment as provided herein.

(b) Voluntary Conversion. The holders of Series C Preferred Stock may, at any time and from time to time, convert all or any portion of their Series C Preferred Stock into Common Stock at the then-applicable conversion rate.

(c) Automatic Conversion. All outstanding shares of Series C Preferred Stock shall automatically convert into Common Stock upon the earlier of:

(i) An initial public offering with gross proceeds of at least $50,000,000; or

(ii) The written consent of the holders of a majority of the outstanding Series C Preferred Stock.

(d) Conversion Procedures. To convert Series C Preferred Stock, the holder shall:

(i) Deliver written notice to the Corporation specifying the number of shares to be converted;

(ii) Surrender the certificate(s) representing the Series C shares to be converted; and

(iii) Receive certificate(s) for the Common Stock issuable upon such conversion.

(e) Anti-Dilution Adjustment. The conversion rate shall be subject to proportionate adjustment for stock splits, reverse stock splits, stock dividends, and similar recapitalizations.

8. NO PREEMPTIVE RIGHTS

The holders of Series C Preferred Stock shall have no preemptive, subscription, or similar rights.

9. REDEMPTION

The Corporation may, at its option, redeem all or any portion of the outstanding Series C Preferred Stock at a redemption price equal to $0.01 per share plus any declared but unpaid dividends, upon thirty (30) days' prior written notice.

_________________________________________________________________________

EXHIBIT E: CERTIFICATE OF DESIGNATION

SERIES S PREFERRED STOCK

GROOVY COMPANY, INC. d/b/a OTCM Protocol

_________________________________________________________________________

Pursuant to Section 17-16-602 of the Wyoming Business Corporation Act, Groovy Company, Inc., a Wyoming corporation (the "Corporation"), hereby certifies as follows:

1. DESIGNATION AND AMOUNT

The designation of this series of Preferred Stock is "Series S Preferred Stock." The total number of shares of Series S Preferred Stock which the Corporation is authorized to issue is Twenty-Five Million (200,000,000) shares, with a par value of $0.001 per share.

2. RANKING

The Series S Preferred Stock shall rank junior to Series A, Series B, and Series C Preferred Stock, and senior to Common Stock, with respect to dividends, distributions, and liquidation.

3. VOTING RIGHTS

(a) No Voting Rights. The holders of Series S Preferred Stock shall have no voting rights, except as minimally required by the Wyoming Business Corporation Act.

4. DESIGNATED USES

The Series S Preferred Stock is designated for issuance in connection with Security Token Offerings ("STOs") conducted in compliance with applicable securities laws, including Regulation D, Regulation A, Regulation S, or Regulation Crowdfunding.

5. DIVIDENDS

The holders of Series S Preferred Stock shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, after payment of dividends on Series A, Series B, and Series C Preferred Stock.

6. LIQUIDATION

Upon any liquidation, dissolution, or winding up of the Corporation, the holders of Series S Preferred Stock shall be entitled to receive, after payment to holders of Series A, Series B, and Series C Preferred Stock but before any distribution to holders of Common Stock, an amount equal to $0.001 per share plus any declared but unpaid dividends.

7. CONVERSION

(a) Conversion Rate. Each share of Series S Preferred Stock shall be convertible into shares of Common Stock at a conversion rate of 1:1.5 (one share of Series S Preferred Stock converts to one and one-half shares of Common Stock), subject to adjustment as provided herein.

(b) Voluntary Conversion. The holders of Series S Preferred Stock may, at any time and from time to time, convert all or any portion of their Series S Preferred Stock into Common Stock at the then-applicable conversion rate, subject to compliance with applicable securities laws and any transfer restrictions.

(c) Holding Period. Series S Preferred Stock issued in a Regulation D offering is a restricted security. No conversion or transfer shall be permitted until the expiration of the applicable holding period under Rule 144 (six months for reporting companies, one year for non-reporting companies).

(d) Conversion Procedures. To convert Series S Preferred Stock, the holder shall:

(i) Deliver written notice to the Corporation specifying the number of shares to be converted;

(ii) Provide evidence of compliance with any applicable holding period;

(iii) Surrender the certificate(s) representing the Series S shares to be converted; and

(iv) Receive certificate(s) for the Common Stock issuable upon such conversion.

(e) Anti-Dilution Adjustment. The conversion rate shall be subject to proportionate adjustment for stock splits, reverse stock splits, stock dividends, and similar recapitalizations.

(f) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion. In lieu thereof, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock.

8. TOKENIZATION

(a) Token Representation. Series S Preferred Stock may be represented by security tokens issued on a blockchain platform designated by the Corporation.

(b) Smart Contract Compliance. All transfers of tokenized Series S Preferred Stock shall be subject to compliance with transfer restrictions encoded in the applicable smart contract.

(c) Regulatory Compliance. All tokenized Series S Preferred Stock shall comply with applicable securities laws, including transfer agent requirements.

9. NO PREEMPTIVE RIGHTS

The holders of Series S Preferred Stock shall have no preemptive, subscription, or similar rights.

10. TRANSFER RESTRICTIONS

(a) Accredited Investors. Series S Preferred Stock issued in a Regulation D offering may only be transferred to accredited investors as defined in Rule 501 of Regulation D.

(b) Securities Law Compliance. All transfers must comply with applicable federal and state securities laws.

(c) Legends. All certificates and tokens representing Series S Preferred Stock shall bear appropriate restrictive legends.

_________________________________________________________________________

EXHIBIT F: CERTIFICATE OF DESIGNATION

SERIES M PREFERRED STOCK

GROOVY COMPANY, INC. d/b/a OTCM Protocol

_________________________________________________________________________

Pursuant to Section 17-16-602 of the Wyoming Business Corporation Act, Groovy Company, Inc., a Wyoming corporation (the "Corporation"), hereby certifies as follows:

1. DESIGNATION AND AMOUNT

The designation of this series of Preferred Stock is "Series M Preferred Stock." The total number of shares of Series M Preferred Stock which the Corporation is authorized to issue is Ten Billion (1,000,000,000) shares, with a par value of $0.0001 per share.

2. PURPOSE

The Series M Preferred Stock is designated exclusively for the purpose of providing equity backing for digital tokens issued through the OTCM Protocol and ST22 platform. Each share of Series M Preferred Stock shall correspond to one digital token.

3. RANKING

The Series M Preferred Stock shall rank junior to all other series of Preferred Stock and to Common Stock with respect to dividends, distributions, and liquidation.

4. VOTING RIGHTS

NO VOTING RIGHTS. The holders of Series M Preferred Stock shall have absolutely no voting rights whatsoever, except as minimally required by the Wyoming Business Corporation Act.

5. DIVIDENDS

NO DIVIDEND RIGHTS. The holders of Series M Preferred Stock shall have no right to receive dividends of any kind, whether cumulative or non-cumulative.

6. LIQUIDATION

NO LIQUIDATION PREFERENCE. The holders of Series M Preferred Stock shall have no liquidation preference or rights whatsoever. Upon any liquidation, dissolution, or winding up of the Corporation, holders of Series M Preferred Stock shall receive distributions only after all other stockholders have received their full liquidation preferences.

7. CONVERSION

(a) Conversion Rate. Each share of Series M Preferred Stock shall be convertible into Common Stock on a 1:1 basis (one share of Series M Preferred Stock converts to one share of Common Stock).

(b) Conversion Procedures. Series M Preferred Stock may only be converted in connection with the redemption or cancellation of the corresponding digital token through the OTCM Protocol.

(c) Rule 144 Compliance. Upon conversion to Common Stock, the resulting shares shall be "restricted securities" under Rule 144, with the holding period calculated from the original issuance date of the Series M Preferred Stock.

8. NON-REDEEMABILITY

THE SERIES M PREFERRED STOCK SHALL NOT BE REDEEMABLE BY THE CORPORATION UNDER ANY CIRCUMSTANCES.

Once issued, shares of Series M Preferred Stock are irrevocably committed to backing digital tokens and cannot be repurchased, cancelled, or otherwise reacquired by the Corporation (except through the conversion mechanism in Section 7).

9. IMMUNITY TO CORPORATE ACTIONS

THE SERIES M PREFERRED STOCK SHALL BE COMPLETELY IMMUNE TO THE FOLLOWING CORPORATE ACTIONS:

(a) All forward stock splits;

(b) All reverse stock splits;

(c) All stock dividends;

(d) All recapitalizations; and

(e) Any other corporate action that would alter the number of shares.

THE NUMBER OF AUTHORIZED AND OUTSTANDING SERIES M PREFERRED STOCK SHALL NOT BE AFFECTED BY ANY CORPORATE ACTION AFFECTING OTHER CLASSES OF STOCK.

10. TRANSFER RESTRICTIONS

(a) Exclusive Transfer. Series M Preferred Stock may only be transferred to:

(i) The Corporation's designated custodian (currently Empire Stock Transfer Inc.) for the purpose of tokenization; or

(ii) Such other transfer agent or custodian as the Corporation may designate from time to time.

(b) No Other Transfers. No other transfers of Series M Preferred Stock are permitted.

(c) Token Exchange Prohibition. The Corporation is expressly prohibited from directly exchanging Series M Preferred Stock for tokens or participating in token trading of its own Series M-backed tokens.

11. PROTECTIVE CONVERSION TRIGGERS

The Series M Preferred Stock shall automatically trigger a decentralized autonomous organization ("DAO") event, pursuant to which token holders may become independent of the Corporation, upon the occurrence of any of the following events:

(a) Filing of Chapter 7 bankruptcy by the Corporation;

(b) SEC enforcement action against the Corporation resulting in a final judgment or settlement; or

(c) Loss of transfer agent services for a period exceeding ninety (90) consecutive days.

12. CUSTODIAL REQUIREMENTS

(a) Custody. All shares of Series M Preferred Stock shall be held in custody by the Corporation's designated transfer agent.

(b) Records. The transfer agent shall maintain accurate records of all Series M Preferred Stock and corresponding digital tokens.

(c) Reconciliation. The number of outstanding Series M Preferred Stock shares shall at all times equal the number of outstanding backed digital tokens.

13. NO PREEMPTIVE RIGHTS

The holders of Series M Preferred Stock shall have no preemptive, subscription, or similar rights.

_________________________________________________________________________

CERTIFICATE

The undersigned, being the duly authorized officer of Groovy Company, Inc., hereby certifies that the foregoing Amended and Restated Articles of Incorporation, including Exhibits A through F, were duly adopted by the Board of Directors and approved by the stockholders of the Corporation in accordance with the Wyoming Business Corporation Act.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of January 1, 2026.

GROOVY COMPANY, INC. d/b/a OTCM PROTOCOL

By: /s/ Berj Abajian Name: Berj Abajian Title: Chief Executive Officer	By: /s/ Franjose Yglesias Name: Franjose Yglesias Title: Chief Technology Officer

_________________________________________________________________________

- END OF DOCUMENT -